SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2005

THORNBURG MORTGAGE, INC.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-11914 (Commission File Number)	85-0404134 (I.R.S. Employer Identification No.)

150 Washington Avenue, Suite 302 Santa Fe, New Mexico (Address of principal executive offices)	87501 (Zip Code)

Registrant’s telephone number, including area code: (505) 989-1900

N/A

(Former name or former address, if changed since last report.)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
Underwriting Agreement
Opinion/Consent of Dechert LLP

Item 8.01 Other Events.

     On January 8, 2004, Thornburg Mortgage, Inc. (the “Company”) filed a registration statement (File No. 333-111784) on Form S-3 with the Securities and Exchange Commission (the “SEC”), which was declared effective by the SEC on January 21, 2004 (the prospectus contained therein is referred to as the “Prospectus”). On June 9, 2005, the Company filed a supplement to the Prospectus dated June 7, 2005 (the “Prospectus Supplement”) with the SEC, relating to the issuance and sale of 4,000,000 shares of the Company’s common stock (the “Transaction”) to Citigroup Global Markets Inc., as representative of the underwriters (“Citigroup”). In connection with the filing of the Prospectus Supplement with the SEC, the Company is filing an opinion of Dechert LLP as an exhibit hereto, which is incorporated by reference herein.

     On June 7, 2005, the Company entered into an Underwriting Agreement (the “Agreement”) with Citigroup and Thornburg Mortgage Advisory Corporation (the “Manager”) relating to the Transaction. The Company has granted Citigroup the right to purchase up to an additional 600,000 shares of common stock to cover over-allotments in connection with the Transaction. The Agreement is attached as an exhibit hereto and is incorporated by reference herein.

     The aggregate net proceeds to the Company from the Transaction (after deducting underwriting discounts and estimated expenses) are estimated to be approximately $117.3 million (assuming no exercise of the over-allotment).

Item 9.01 Financial Statements and Exhibits.

     (c) Exhibits

     The following exhibits are filed as part of this report in accordance with the provisions of Item 601 of Regulation S-K:

Exhibit	Name of Exhibit
1.19	Underwriting Agreement, dated June 7, 2005, by and among the Company, the Manager and Citigroup

5.1	Opinion of Dechert LLP

23.1	Consent of Dechert LLP (included in Exhibit 5.1)

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THORNBURG MORTGAGE, INC.

Date: June 9, 2005	By:	/s/ Michael B. Jeffers

Michael B. Jeffers, Secretary

EXHIBIT INDEX

EXHIBIT	NAME OF
NUMBER	EXHIBIT
1.19	Underwriting Agreement, dated June 7, 2005, by and among the Company, the Manager and Citigroup

5.1	Opinion of Dechert LLP

23.1	Consent of Dechert LLP (included in Exhibit 5.1)